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                            AT&T CAPITAL CORPORATION

                       FORM OF NOTE UNDERWRITING AGREEMENT

                               _____________, 1999

[Underwriter]
As Representative of the Several Underwriters

Ladies and Gentlemen:

        Each of the undersigned, AT&T Capital Corporation (the "Company") and Newcourt Credit Group Inc. ("Newcourt"), hereby confirms its agreement with the several Underwriters named in Schedule I hereof, as follows:

        1. Underwriters and Representatives. The term "Underwriters" as used herein shall mean the several persons, firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such persons, firms or corporations. The terms "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representative" shall mean the representative to whom this Agreement is addressed, who, by signing this Agreement, represents that it has been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.

        2. Description of Notes. The Company proposes to issue $_____________ principal amount of its Notes due ________________, 20__ (the "Notes"), under an Indenture dated as of March 1, 1999 (as amended, restated or supplemented from time to time, the "Indenture"), among the Company, Newcourt and The Chase Manhattan Bank, Trustee (the "Trustee"). The Notes will be guaranteed as to payment of principal, premium, if any, and interest pursuant to the guarantee dated as of March 1, 1999 made by Newcourt to the Trustee (the "Guarantee").
The Notes and the Guarantee are more fully described in the Registration Statement.

        The term "Registration Statement" means the joint registration statement on Form F-3 (File No. 333-________, 333-________-01) relating to the Notes and the Guarantee (including a prospectus and prospectus supplement, each as amended to the date hereof, relating to the Notes and the Guarantee) which has become effective under the Securities Act of 1933 (the "Act"). The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement




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specifically relating to the Notes and Guarantee, as filed with, or delivered for filing to, the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Act. The term "preliminary prospectus" means any preliminary prospectus supplement (inclusive of a pricing supplement, if any) specifically relating to the Notes and Guarantee together with the Basic Prospectus. As used herein, Registration Statement, Basic Prospectus, Prospectus, and preliminary prospectus shall include in each case the material, if any, incorporated by reference therein.

        3. Representations and Warranties of the Company and Newcourt. The Company and Newcourt jointly and severally represent and warrant to the several Underwriters that:

               (a) The Company and Newcourt have filed with the Commission the Registration Statement, which has become effective under the Act, and the Company and Newcourt have filed or will file with, or have delivered or will deliver for filing to, the Commission a prospectus supplement specifically relating to the Notes and Guarantee pursuant to Rule 424 under the Act. Each of the Company and Newcourt meets the requirements for use of Form F-3 under the Act.

            (b)(i) Each part of the Registration Statement (including the material incorporated by reference therein) when such part became effective (or, if later, at the time of Newcourt's filing of an annual report pursuant to the Exchange Act (as defined below)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus, if any, relating to the Notes and the Guarantee, filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Newcourt makes any representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon information furnished in writing to the Company by an Underwriter through the Representative specifically for inclusion therein (which information is limited to the information provided in [stabilization related provisions], collectively, the "Provided Information") or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

               (c) Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), together with

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        the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act and such applicable instructions, rules and regulations.

               (d) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement are public or certified accountants, independent with respect to the Company and Newcourt, as required by the Act and the rules and regulations of the Commission thereunder.

               (e) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and Newcourt and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information and the related notes thereto, included or incorporated by reference in the Registration Statement, have been prepared in accordance with the applicable requirements of the Act and Exchange Act, as applicable, and are based upon good faith estimates and assumptions believed by the Company and Newcourt to be reasonable.

               (f) Since the respective dates as of which information is given in the Registration Statement, there has not been any change in the capital stock or long-term debt of the Company or Newcourt or any of their respective subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company or Newcourt and their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company, Newcourt nor any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that would have a "Material Adverse Effect." The term "Material Adverse Effect" shall mean a material adverse change in, or material adverse effect on, the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, Newcourt and their respective subsidiaries taken as a whole.

               (g) The Indenture has been duly authorized, executed and delivered by the Company and Newcourt and constitutes the valid and binding agreement of the Company and Newcourt, enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles); (ii) the Notes have been validly authorized and, when duly executed, authenticated and

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        delivered as provided in the Indenture, will be validly issued and outstanding, and will constitute valid and binding agreements of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles); and (iii) the Notes and the Indenture conform to the descriptions thereof contained in the Prospectus.

               (h) The Guarantee has been duly authorized, executed and delivered by Newcourt and constitutes the valid and binding agreement of Newcourt, enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles); and (ii) the Guarantee conforms to the descriptions thereof contained in the Prospectus.

               (i) Each of the Company, Newcourt and their respective subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect), and has the power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

               (j) Neither the Company, Newcourt nor any of their respective subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would have a Material Adverse Effect.

               (k) This Agreement has been duly authorized, executed and delivered by the Company and Newcourt. The execution, delivery and performance of this Agreement and the Indenture by the Company and Newcourt and the execution, delivery and performance by Newcourt of the Guarantee and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Newcourt or any of their respective subsidiaries is a party or by which the Company, Newcourt or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Newcourt or any of their respective subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company, Newcourt or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Newcourt or any of their respective subsidiaries or any of their properties or assets, the effect of which breach, violation or default would have a Material Adverse Effect; and except for the registration of the Notes and the Guarantee

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        under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes and the Guarantee by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company and Newcourt of, compliance by the Company and Newcourt with the provisions of, or consummation of the transactions contemplated by, this Agreement, except to the extent that the effect of the failure to obtain such consent, approval, authorization or order or to make such filing or registration would not would have a Material Adverse Effect.

        4. Purchase and Sale of Notes. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees to purchase from the Company, severally and not jointly, and on the terms and subject to the conditions herein set forth the Company agrees to sell to each of the Underwriters, severally and not jointly, the principal amount of Notes set forth opposite its name in Schedule I, at _______% of the principal amount of the Notes.

        The terms of the public offering of the Notes are as set forth in the Prospectus.

        5. Closing. Delivery of, and payment of the purchase price for, the Notes which the Underwriters severally agree to purchase shall be made at the office of Chapman and Cutler, Chicago, Illinois, at 10:00 a.m.(1) on ______________, [1999] [2000] or at other such other place or time on the same or such other day as shall be agreed upon by the Company and the Representative. The time and date for such payment and delivery are herein referred to as the "time of closing". At the time of closing, the Company will deliver the Notes, registered in such names and in such authorized denominations as the Representative shall have specified not less than two business days prior to the day of closing, against payment therefor as provided in Section 6 hereof, to the Representative for the respective accounts of the Underwriters.

        The Company agrees to make the Notes available to the Representative for examination on behalf of the Underwriters at such place as may be specified by the Representative in New York, New York, not later than 2:00 p.m. on the business day next preceding the day of closing.

        If, for any reason (other than termination of this Agreement in accordance with the provisions of Section 8, 9 or 10 hereof), one or more of the Underwriters shall fail or refuse to pay for the Notes it has or they have agreed to purchase (any such Underwriter being hereinafter referred to as a "defaulting Underwriter"), and the aggregate principal amount of the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes, the remaining Underwriters shall be obligated severally in the proportion which the amounts of Notes set forth opposite their names in Schedule I of this Agreement bear to the aggregate principal amount of the Notes set forth opposite the names of all such non-defaulting Underwriters (or in such other

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(1) Times mentioned herein are New York time.

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proportion as the Representative shall specify) to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Notes that any Underwriter is purchasing be increased pursuant to the provisions of this paragraph in an amount in excess of one-tenth of such principal amount of such Notes without the written consent of such Underwriter. In the event that any Underwriter or Underwriters shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes, and arrangements satisfactory to the Representative and the Company for the purchase of all such Notes are not made within forty-eight (48) hours after such default, this Agreement will terminate without liability on the part of any of the non-defaulting Underwriters or of the Company. In the event that the non-defaulting Underwriters agree to purchase, in accordance with this paragraph, all the Notes which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representative or the Company shall have the right to postpone the time of closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement or in any other documents or arrangements may be effected. Except to the extent provided in subparagraphs (d) and (g) of Section 7 hereof, termination of this Agreement pursuant to this Section 5 shall be without any liability on the part of the Company or any Underwriter other than a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        6. Payment. At the time of closing, the Company will cause the Notes to be delivered to the Representative for the account of each Underwriter against payment of the purchase price of such Notes by wire transfer of same-day funds to an account specified by the Company at least two business days prior to the time of closing or by certified or official bank check or checks payable to the order of the Company in same-day funds.

        7. Covenants of the Company and Newcourt. The Company and Newcourt jointly and severally agree as follows:

               (a) Prior to the end of the period specified in Section 7(h), neither the Company nor Newcourt will file any amendment or supplement to the Registration Statement or the Prospectus of which the Representative shall not previously have been advised or which shall be disapproved by Chapman and Cutler, which firm is acting as counsel for the Underwriters, and will not file any document pursuant to the Exchange Act which is deemed to be incorporated by reference in the Prospectus of which Chapman and Cutler shall not previously have been advised.

               (b) The Company or Newcourt will deliver to the Representative a reasonable number of copies of the Registration Statement as originally filed (including documents incorporated by reference therein) and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company or Newcourt will deliver to the Representative a reasonable number of copies thereof. The terms "supplement" and "amendment" or "amend," as used in this Agreement, shall include all documents filed by the Company or Newcourt with the

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        Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

               (c) The Company or Newcourt will advise the Representative promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. Each of the Company and Newcourt will use its best efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company and Newcourt will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

               (d) The Company or Newcourt will pay all expenses in connection with the preparation and filing of the Registration Statement, the preparation of the Indenture and Guarantee, the rating of the Notes, the issuance and delivery of the Notes and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (h) below; and will pay any taxes on the issuance of the Notes, but will not pay any transfer taxes. The Company and Newcourt will not be required to pay any amount for any expenses of the Representative or any of the Underwriters, except the cost of mailing to Underwriters copies of the Registration Statement and all amendments thereto (including documents incorporated by reference), the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (g) below, and provided that if no Notes are delivered to and purchased by the Underwriters hereunder for any reason other than a default by one or more of the Underwriters or the occurrence of any of the events referred to in Section 10 hereof, the Company, in addition to any payment provided for by subparagraph (g) of this Section 7, will reimburse the Representative for the reasonable out-of-pocket expenses of the Underwriters, not exceeding $50,000, and for the fees and disbursements of Chapman and Cutler, the Underwriters agreeing to pay such expenses, fees and disbursements in any other event. Neither the Company nor Newcourt will in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

               (e) The Company and Newcourt will apply the proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" appearing in the Prospectus.

               (f) So long as any of the Notes shall remain outstanding, the Company or Newcourt will furnish to the Representative, upon request and in reasonable quantities for distribution to the Underwriters, copies of such documents, reports and other information as may be required to be furnished to noteholders under the Indenture.

               (g) Each of the Company and Newcourt will use its best efforts to qualify the Notes, or to assist in the qualification of the Notes by or on behalf of the Representative, for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate, and will pay or reimburse the Representative for counsel fees, filing fees and out-of-pocket expenses in connection with such qualification;

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        provided that neither the Company nor Newcourt shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to pay, or to incur, or to reimburse the Representative for, any such expenses if no Notes are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to Section 10 hereof.

               (h) The Company will furnish to the Representative, upon request and in reasonable quantities for distribution to the Underwriters, as many copies of the Prospectus as the Representative may reasonably request for the purposes contemplated by the Act. If, during such period after the first date of the public offering of the Notes as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company or Newcourt, as applicable, will, upon the occurrence of each such event, forthwith at its expense, either (i) prepare and furnish to the Representative, upon request and in reasonable quantities for distribution to the Underwriters, as many copies as the Representative may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus or (ii) file with the Commission documents deemed incorporated by reference in the Prospectus, in either case so that as supplemented or amended, the Prospectus will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. For the purpose of this subparagraph (h), each of the Company and Newcourt will furnish such reasonable information with respect to itself as the Representative may from time to time request. Notwithstanding any of the other provisions of this subparagraph (h), neither the Company nor Newcourt shall be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company or Newcourt by any Underwriter or Underwriters or by the Representative on its or their behalf for use in the Prospectus, unless the Representative has advised the Company and Newcourt in writing of such change and has requested the Company or Newcourt at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

               (i) The Company and Newcourt will cause to be made generally available to its security holders as soon as practicable an earnings statement which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

               (j) Until the business day following the time of closing, the Company will not, without the consent of the Representative, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

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        8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes shall be subject to the following additional conditions:

               (a) At the time of closing, the Indenture shall be qualified under the Trust Indenture Act, the Prospectus shall have been filed or delivered for filing to the Commission not later than 5:00 p.m. on the second business day following the date hereof, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representative shall have received a certificate dated the day of the closing and signed by the President, a Vice President or the Treasurer of each of the Company and Newcourt to the effect that no such stop order is in effect and, to the knowledge of the Company and Newcourt, no proceedings for such purpose are pending before, or threatened by, the Commission.

               (b) At or prior to the time of closing, the Representative shall have received from counsel for the Company and Newcourt, an opinion, satisfactory to Chapman and Cutler, to the effect that --

                       (i) The Company has been duly incorporated and is validly
               existing and in good standing under the laws of the State of Delaware and Newcourt has been duly incorporated and is validly existing and in good standing under the laws of the Province of Ontario, Canada; each of the Company and Newcourt is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or leasing of properties or the conduct of its businesses requires such qualification (except where the failure to so qualify or be in good standing would not have a Material Adverse Effect), and has all power and authority necessary to own its respective properties and conduct the businesses in which it is engaged, as described in the Prospectus;

                      (ii) The issue and sale of the Notes by the Company and
               the compliance by the Company with all the provisions of this Agreement, and the Indenture, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a Material Adverse Effect); and, except for the registration of the Notes under the Act and such consents, approvals, authorizations, registrations or qualifications as may be

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               required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization, qualification or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of, or the consummation of the transactions contemplated by this Agreement, except to the extent that the effect of the failure to obtain such consent, approval, authorization, qualification or order or to make such filing or registration would not have a Material Adverse Effect or affect the enforceability of the Notes;

                     (iii) The issue of the Guarantee by Newcourt and the
               compliance by Newcourt with all the provisions of this Agreement, the Guarantee and the Indenture, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Newcourt or any of its subsidiaries is a party or by which Newcourt or any of its subsidiaries is bound or to which any of the property or assets of Newcourt or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of Newcourt or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Newcourt or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a Material Adverse Effect); and, except for the registration of the Notes and the Guarantee under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization, qualification or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by Newcourt of, compliance by Newcourt with the provisions of, or the consummation of the transactions contemplated by this Agreement, except to the extent that the effect of the failure to obtain such consent, approval, authorization, qualification or order or to make such filing or registration would not have a Material Adverse Effect or affect the enforceability of the Guarantee;

                      (iv) The Indenture has been duly authorized, executed and
               delivered by the Company, Newcourt and the Trustee and duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company and Newcourt enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles);

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                       (v) The Notes have been duly authorized by the Company
               and, when duly executed and authenticated as provided in the Indenture and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding agreements of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equitable principles), and entitled to the benefits of the Indenture;

                      (vi) The Guarantee has been duly authorized, executed and
               delivered by Newcourt and is a valid and binding agreement of Newcourt enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equitable principles);

                     (vii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                    (viii) The statements made in the Prospectus under the
               captions "Description of the Debt Securities," "Description of the Guarantee" and "Plan of Distribution," insofar as such statements constitute summaries of the legal matters, documents or proceedings specifically referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                      (ix) This Agreement has been duly authorized, executed and delivered by the Company and Newcourt;

                       (x) Except as to financial statements and schedules
               contained therein, as to which such counsel is not called upon to express any opinion or belief, (A) each document or portion thereof incorporated by reference in the Registration Statement complied when filed with the Commission as to form in all material respects with the requirements of the Exchange Act, together with the applicable instructions, rules and regulations of the Commission thereunder, (B) each part of the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder, (C) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date thereof complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder, (D) the Registration Statement, as of its effective date (or, if later, at the time of Newcourt's filing of an annual report in accordance with the Exchange Act), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (E) the Prospectus, as of its date and as of the date of such opinion, did not or does not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

               (c) At or prior to the time of closing, the Representative shall have received from Chapman and Cutler an opinion to the effect specified in clauses (iv), (v), (vii), (viii), (ix) (solely, in each case, with respect to the Company), and (x) (B), (C) and (E) therein; provided however, with respect to clause (E) the opinion will not apply to any statistical or financial information contained in the Prospectus).

               (d) At or prior to the time of closing, the Representative shall have received from Sidley & Austin, special tax counsel to the Company, an opinion that its opinions expressed or referred to under the caption "Material Federal Income Tax Consequences" in the Prospectus are confirmed as correct in all material respects.

               (e) At each of the dates hereof and at or prior to the time of closing, the Representative shall have received an executed copy of a letter from Arthur Andersen LLP and an executed copy of a letter from Ernst & Young LLP, addressed to the Company or Newcourt, as applicable, and to the Representative, to the effect that
        (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained or incorporated by reference in the Registration Statement, as amended or supplemented from time to time, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, if any, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long or intermediate term debt of the Company or Newcourt, or any decrease in net assets, from the date of the latest balance sheet which is contained in or incorporated by reference as aforesaid, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, income before interest deductions or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company or Newcourt; and (iv) they have carried out specified procedures which have been agreed to by the Agents, with respect to certain information included in the Registration Statement (including with respect to any pro forma financial information), and, on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and Newcourt; provided that, with respect to any of the items specified in clause (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided, further, that the letter may vary from the requirements specified in this subparagraph in such manner as the Representative in its sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representative.

               (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, at the time of closing, any material adverse change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or Newcourt and their respective subsidiaries, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; the representations and warranties of the Company and Newcourt herein shall be true at the time of closing; neither the Company nor Newcourt shall have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representative shall have received, at the time of closing, a certificate to the foregoing effect dated the day of the closing and signed by the President, a Vice President or the Treasurer of each of the Company and Newcourt.

               (g) Subsequent to the execution and delivery of this Agreement
        (i) no downgrading shall have occurred in the rating accorded the Company's or Newcourt's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of either the Company's or Newcourt's debt securities.

               (h) Prior to the time of closing, each of the Company and Newcourt shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

        In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representative by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (g) of Section 7 hereof.

        9. Conditions of the Company's Obligation. The obligation of the Company to deliver the Notes upon payment therefor shall be subject to the following conditions:

        At the time of closing, the Indenture and the Guarantee shall be qualified under the Trust Indenture Act, the Prospectus shall have been filed or delivered for filing to the Commission not later than 5:00 p.m. on the second business day following the date hereof and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

        In case any of the conditions specified above in this Section shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (g) of Section 7 hereof.

       10. Termination of Agreement. This Agreement may be terminated by delivering written notice of termination to the Company at any time prior to the time of closing, by the Representative with the consent of Underwriters which, together with the Representative, have agreed to purchase 50% or more of the aggregate principal amount of the Notes, if after the signing of this Agreement
(i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or Newcourt on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities, or (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States so as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

        A termination of this Agreement pursuant to this Section shall be without liability of any party to any other party.

       11. Indemnification and Contribution. (a) The Company and Newcourt shall, jointly and severally, indemnify and hold each Underwriter harmless from and against any and all losses, claims, damages, and liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Newcourt shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Provided Information in the Registration Statement or any such amendment or supplement.

       (b) Each Underwriter will indemnify and hold harmless the Company and Newcourt against any losses, claims, damages or liabilities to which the Company or Newcourt may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities

(or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Provided Information in the Registration Statement or any such amendment or supplement; and will reimburse the Company and Newcourt for any legal or other expenses reasonably incurred by the Company and Newcourt in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) The Company, Newcourt and each Underwriter agree that upon the commencement of any action against it, its directors, its officers who sign the Registration Statement, or any person controlling it as set forth below in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include the Company, Newcourt and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company or Newcourt in the case of an action in which the Company or Newcourt or any of their respective directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

       (d) If the indemnification provided for in subparagraph (a) or (b) of this Section 11 is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Newcourt on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subparagraph (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Newcourt on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Newcourt on one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and Newcourt and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Newcourt on one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Newcourt and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Underwriter has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subparagraph (d) to contribute are several in proportion to their respective underwriting obligations as set forth in Schedule I hereto (including an increase pursuant to Section 5) and not joint.

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


       (e) The obligations of the Company and Newcourt under this Section 11 shall be in addition to any liability which the Company and Newcourt may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company or Newcourt and to each person, if any, who controls the Company or Newcourt within the meaning of the Act.

       12. Miscellaneous. This Agreement shall inure to the benefit of the Company and Newcourt, their respective directors and their officers who sign the Registration Statement, the several Underwriters and each controlling person referred to in Section 11 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from any of the several Underwriters.

       13. Notices. All communications hereunder shall be in writing, and if to the Underwriters, unless otherwise provided, shall be mailed or delivered to the Representative at ____________________, New York, New York ______ and if to the Company, unless otherwise provided, shall be mailed or delivered to the Company at 2 Gatehall Drive, Parsippany, New Jersey 07054.

       14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

       15. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of Section 5 hereof, the indemnity and contribution agreement contained in Section 11 hereof and the representations and warranties of the Company and Newcourt set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or
(iii) acceptance of and payment for the Notes.

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


        Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company, Newcourt and the several Underwriters, in accordance with its terms.

                                               Very truly yours,


                                               AT&T CAPITAL CORPORATION


                                               By_______________________________
                                                Printed Name:
                                                Title:


                                               By_______________________________
                                                 Printed Name:
                                                 Title:



                                               NEWCOURT CREDIT GROUP INC.


                                               By_______________________________
                                                 Printed Name:
                                                 Title:


                                               By_______________________________
                                                 Printed Name:
                                                 Title:

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



        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                               [REPRESENTATIVE]

                                               By_______________________________
                                                 Printed Name:
                                                 Title:

                                                   Acting severally on behalf of
                                                   itself and the several
                                                   Underwriters named herein.

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                                   SCHEDULE I


                                                   PRINCIPAL AMOUNT
                NAME                                   OF NOTES